                                                                    EXHIBIT 10.8

                           LEASE AMENDMENT NUMBER ONE

         This Lease Amendment Number One (the "Amendment") is entered into this 1st day of May, 2002 by and between SKY HARBOR ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, whose address is 74 East Long Lake Road, Bloomfield Hills, Michigan 48304 ("Landlord"); and CET ENVIRONMENTAL SERVICES, INC., a California corporation whose address is 7032 South Revere Parkway, Englewood, CO 80112 ("Tenant").

        The facts upon which this Amendment is based are:

        A. Landlord and Tenant entered into a certain Lease Agreement dated March 1, 1999, for the premises located at 7032 South Revere Parkway (the "Original Premises"), Englewood, Colorado 80112. That Lease Agreement, including all addenda, exhibits, riders, attachments, and amendments thereto shall hereafter be referred to as the "Lease";

        B.     To date, Tenant has remained in occupancy of the Premises; and

        C. Landlord and Tenant desire to amend the Lease in order to provide for, among other things, the further extension of the Lease Term, the increase in the base rental rates, the reduction of the square footage and the construction of certain tenant improvements for the Premises, but all only in accordance with and subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereby agree as follows:

1. Incorporation of Recitals. The recitals contained in Paragraphs A through C above, both inclusive, are incorporated herein and made a part of this Amendment.

2. Defined Terms. Terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined herein. The following specific new terms are hereby enumerated:

         "New Commencement Date" as used herein shall mean June 1,2002..

         "New Expiration Date" as used herein shall mean May 31, 2005..

         "Original Premises" as used herein shall mean the original 12,000 square feet which comprise the entire rentable square feet in Building 7032.

         "Premises" as used herein shall mean the reduced premises of approximately 6,000 square feet that comprise the southern half of Building 7032 as cross hatched on Exhibit A.

3. Tenant Improvements. Landlord shall provide those improvements to the Premises as indicated below with the location of the improvements to be mutually determined and acceptable by Tenant and Landlord. Landlord shall be responsible for the initial $4,000 (Four Thousand and 00/lOO Dollars) of Tenant Improvements costs. Any costs incurred, either soft or hard, including, but not limited to architectural fees, engineering fees, construction management, actual costs of construction, materials and labor, which shall exceed $4,000 shall be the mutual and equitable responsibility of Tenant and Landlord.

                 a)       A warehouse demising fire wall.
                 b)       Installation of two fire doors.
                 c)       A fire wall closure in the front hall.
                 d) Tenant, at its expense, agrees to provide the refrigerator and microwave for the common area kitchen and shall provide janitorial service for the common area kitchen, hall and restrooms (until such time as another tenant occupies the south end of building 7032 and can share in the janitorial expense.
                 e) And such other improvements that may be required either by the appropriate governing entity or the Landlord.

4. Base Rent. Commencing on the New Commencement Date, Tenant shall pay to Landlord Base Rent in monthly installments in advance on the first day of each calendar month during the Term, as follows:

06/01/02 - 05/31/03                 $7.67 PSF/NNN             $3,835.00 Monthly         $46,020.00 Annually
06/01/03 - 05/31/04                 $7.92 PSF/NNN             $3,960.00 Monthly         $47,520.00 Annually
06/01/04 - 05/31/05                 $8.17 PSF/NNN             $4,085.00 Monthly         $49,020.00 Annually

Tenant shall continue to be responsible for Tenant's proportionate share of taxes, insurance and common area maintenance as enumerated in the Lease.

5. Utilities. Tenant shall promptly pay its proportionate share of the utility costs, to include gas and electricity, based on Tenant's historical use/consumption of such services over the entire Original Premises, then reduced by one-half. Landlord shall be responsible for the utility costs in the vacated portion of Building 7032 until such time as another tenant shall occupy the south end of Building 7032 and assume that responsibility.

6. Incorporation of Lease Terms. With the exception of the foregoing provisions of this Amendment, Tenant and Landlord shall be subject to all terms, covenants and conditions of the Lease, and the same shall remain in full force and effect as therein stated. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail.

7. Ratification: Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby expressly approved, ratified and affirmed.

         Intending to be legally bound, the parties have signed this Amendment upon the date first written above.

LANDLORD                                      TENANT

SKY HARBOR ASSOCIATES                         CET ENVIRONMENTAL
LIMITED PARTNERSHIP                           SERVICES, INC


By:  Diversified Development Corporation,     By:
      its General Partner                        -----------------------------------
                                                           Dale W. Bleck


By:                                           Its:
   ------------------------------------           ----------------------------------
         Keith J. Pomeroy, President                            CFO

Date:                                         Date:
     ----------------------------------            ---------------------------------